UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2024

APX Acquisition Corp. I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41125	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

714 Westview Avenue

Nashville, TN 37205

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (202) 465-5882

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, par value $0.0001 per share, and one-half of one Redeemable Warrant	APXIU	The NASDAQ Stock Market LLC
Class A Ordinary Shares, par value $0.0001 per share	APXI	The NASDAQ Stock Market LLC
Warrant, each whole warrant exercisable for one Class A Ordinary Share for $11.50 per share	APXIW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On April 11, 2024, the Company (as defined below) filed a Current Report on Form 8-K (the “Form 8-K”) with the U.S. Securities and Exchange Commission (the “SEC”) regarding the appointment of Thomas P.M. Barry and Fara Remtulla to the board of directors of the Company. This Amendment to the Form 8-K is being filed to provide further disclosure on director independence and committee appointments in connection therewith. Except as described above, all other information in the Form 8-K remains unchanged.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

Effective April 6, 2024, Angel Losada Moreno resigned as a director of APX Acquisition Corp. I (the “Company”). Mr. Losada Moreno informed the Company that his resignation was not the result of any disagreements on any matter related to the Company’s operations, policies or practices.

Effective as of the same date, the Board appointed each of Thomas P.M. Barry and Fara Remtulla as a director of the Company and a member of the audit, compensation and nomination and governance committees of the Company’s board of directors. Mr. Barry will chair the compensation committee and Ms. Remtulla will chair the nomination and governance committee. The board of directors has determined that each of Mr. Barry and Ms. Remtulla are “independent” under applicable Nasdaq listing standards and applicable SEC rules. No family relationship exists between either Mr. Barry or Ms. Remtulla and any of the Company’s directors or executive officers. There are no arrangements or understandings between Mr. Barry or Ms. Remtulla and any other person pursuant to which Mr. Barry or Ms. Remtulla was selected as an officer of the Company, nor are there any transactions to which the Company is or was a participant and in which Mr. Barry or Ms. Remtulla had or will have a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

A summary of our current board and committee structure follows.

Board of Directors

The following table sets forth information regarding the Company’s directors as of the date hereof.

Name	Age	Title
Kyle Bransfield	40	Chairman of the Board of Directors
Daniel Braatz	40	Director
Alfredo Vara Alonso	55	Director
Fara Remtulla	51	Director
Daniel Mudd	65	Director
Thomas P.M. Barry	41	Director

Kyle Bransfield serves as our Chief Executive Officer and Chairman of the Board of Directors. Mr. Bransfield also is the founder of Union Acquisition Group and has served as its Chief Executive Officer and director since inception. He has also served as director and Chief Executive Officer of Union Acquisition Corp, and Union Acquisition Corp. II, leading the companies through successful mergers with Bioceres Crop Solutions (NASDAQ: BIOX) and Procaps Group (NASDAQ: PROC) in March 2019 and September 2021, respectively. Mr. Bransfield currently serves on the board of Procaps Group and sits on the mergers and acquisitions committee. Following Lightjump Acquisition Corp’s successful business combination with Moolec Science Ltd. (NASDAQ: MLEC) in December 2022, Mr. Bransfield now serves as a board member on the compensation and audit committees. Mr. Bransfield was a Partner at Exos Technology Financial Partners, where he established a SPAC Asset Management business through the formation of Exos SPAC Opportunities I and the Morgan Creek-Exos SPAC+ Fund. Mr. Bransfield has over 16 years of experience in direct equity and debt private markets principal investing, public markets portfolio management, capital raising, and investment banking. Prior to joining Exos, Mr. Bransfield was a partner at Atlantic-Pacific Capital, leading the firm’s global direct private placement and structured investment activities from 2015 to 2019. Prior to Atlantic-Pacific, Mr. Bransfield was an investment banker in Sagent Advisors’ Private Financing Solutions Group from 2014 to 2015. Prior to Sagent, Mr. Bransfield spent five years as a Principal and General Partner at CS Capital Partners, a Philadelphia-based multi-family office focused on alternative investments. Mr. Bransfield began his career in the Mergers & Acquisitions Group at Stifel Nicolaus Weisel and received a B.S. in Business Administration from American University. We believe Mr. Bransfield’s extensive corporate and private venture capital experience, including as our Chief Executive Officer, as well as his extensive experience serving in a number of executive positions and as a board member of other companies, makes him well qualified to serve as a Director.

Daniel Braatz currently serves as a director and previously served as our Chief Executive Officer and Chairman of the Board since our initial public offering through the closing of the transactions contemplated by the Purchase Agreement. In addition, Mr. Braatz (i) co-founded (a) FHipo, the first MREIT in the region with over US$1.4 billion in AUM, and (b) VACE Partners, a company providing specialized financial services, (ii) founded (a) Yave, a leading non-bank digital mortgage lender in Mexico, (b) VRE, a vertical residential developer, and (c) AC Capital, a distressed asset fund, (iii) currently serves as a board member of FHipo, Infosel, Conjunto Inmobiliario Polanco, Yave, Parkour Ventures and AC Capital and (iv) holds an LPAC position in Yaax Capital. Prior to his entrepreneurial life, Mr. Braatz worked at Citigroup as an investment banker. Mr. Braatz holds a B.S. in Industrial Engineering from Instituto Tecnológico Autónomo de México (ITAM). We believe Mr. Braatz’s extensive corporate and private venture capital experience, as well as his extensive experience serving in a number of executive positions and as a board member of other companies, makes him well qualified to serve as a Director.

Alfredo Vara Alonso serves as one of our independent directors. Mr. Vara is co-founder and member of the board of APx Capital. Has more than 25 years of experience in the public and private financial sector, through diverse financial institutions and investing platforms with AUM in excess of US$1.5 billion). Mr. Vara is co-founder of VACE Partners, directing diverse transactions through Mexico and Latin America including M&A, structured debt, capital raising, and financial advice, among others. Mr. Vara is Co-founder, member of the board, and the first managing partner of FHipo, and is currently involved in the vehicle’s strategic decision-making. Mr. Vara is co-founder and board member of AC Capital and Yave. Mr. Vara is the largest minority investor in HiTo, master administrator platform, and advisor to the board. Mr. Vara was General Director of Banobras, the fifth largest bank in Mexico by loan portfolio, from February 2017 to November 2018 and during his tenure financial performance was substantially improved while financial access was promoted. Banobras became the first issuer of sustainable bonds in Latin America, among other important achievements. Mr. Vara was also in charge of overseeing FONADIN’s investments, the biggest MLP in Mexico. Mr. Vara has served as board member, at different times, of Afore XXI, Infonavit, Fincasa, Finrural, among others. Prior to his entrepreneurial experiences, Mr. Vara was a first level officer at IPAB (Instituto para la Protección al Ahorro Bancario). He also worked for Deutsche Bank’s Latin American Global Market Sales Group, where he headed the Debt Local Capital Markets effort in Mexico. Mr. Vara is currently working on several new initiatives. Mr. Vara holds a B.S. in Economics from ITAM, and an MBA and M.A. in Economics from Yale University. We believe Mr. Vara’s extensive corporate and private venture capital experience, as well as his extensive experience serving in a number of executive positions and as a board member of other companies, makes him well qualified to serve as a director.

Fara Remtulla serves as one of our independent directors and the chair of our nomination and governance committee. Ms. Remtulla has served as the Chief Operating Officer at Bridge It, Inc., a leading financial wellness application focused on helping improve their financial health, since August 2021. She also served as Head of Digital Delivery at BSF Digital Ventures, a subsidiary of Banque Saudi Fransi, from 2019 to 2021. Ms. Remtulla is an experienced Fintech practitioner who has been involved in launching new digital banking propositions, including co-founding BankCLEARLY, a middle-eastern neo-bank, where she worked closely with regional banks to advance fintech across the banking system, from 2016 to 2018. Prior to founding BankCLEARLY, Ms. Remtulla was the Vice President of Group Strategy at Abu Dhabi Commercial Bank, where she focused on corporate and digital strategy, innovation, and customer experience from 2012 to 2016. Ms. Remtulla also held leadership roles at Deutsche Bank in the Corporate and Investment Bank from 2005 to 2010 and at Citigroup from 2003 to 2005. She began her career with McKinsey & Company in their New York office in 2001. She holds a Masters in Business Administration from Columbia Business School and a Bachelors in Engineering from McGill University. We believe Ms. Remtulla is qualified to serve as a member of the Board because of her significant experience in finance and fintech.

Daniel Mudd serves as one of our independent directors and chair of our audit committee. Since 2015, Mr. Mudd has served as senior adviser at Gore Street Capital, an alternatives asset manager in the United Kingdom. He served as Chief Executive Officer of Fortress Investment Group LLC, an alternative asset manager, from August 2009 through December 2011. Previously, Mr. Mudd served as President and Chief Executive Officer of Fannie Mae from 2005 to 2008. Mr. Mudd was also a member of the Fannie Mae Board of Directors. Prior to serving as Chief Executive Officer of Fannie Mae, Mr. Mudd served as the Vice Chairman and Chief Operating Officer of Fannie Mae from 2001 to 2005. As Chief Operating Officer, Mr. Mudd was responsible for originations, marketing, operations, systems, local outreach and administration. Prior to joining Fannie Mae in February 2000, Mr. Mudd served as a senior officer at GE Capital from 1991 to 2000. Prior to his tenure at GE Capital, Mr. Mudd held positions in management consulting and financial services with Xerox Corporation, Ayers Whitmore and Company, and the World Bank. Mr. Mudd previously served on the boards of Ryder System, Inc., Hampton University, the University of Virginia Board of Managers, the Marine Corps University Foundation, the Local Initiatives Support Corporation, Sidwell Friends School and GEMS Asia Advisors. Mr. Mudd holds a B.A. in American History from the University of Virginia and a Masters in Public Administration from the John F. Kennedy School at Harvard University. We believe Mr. Mudd is qualified to serve as a member of the Board because of his extensive board experience and his financial background.

Thomas P.M. Barry serves as one of our independent directors and chair of our compensation committee. Mr. Barry is the Founder and has served as Chief Investment Officer of TBarry Capital from 2017. He is an executive with Ruppert Companies where he has served as Chief Financial Officer from 2014 to 2016 and Division President since 2016 for Ruppert Landscape, LLC, one of the US’s largest commercial landscaping businesses. From 2008 to 2014, Mr. Barry served as the Chief Investment Officer of The Carr Companies (including The Oliver Carr Company, Carr Hospitality and Carr City Centers), where he oversaw acquisitions, dispositions, financing, partnership structuring and a range of contract negotiations within the commercial real estate sector. Mr. Barry served as a Senior Associate at FBR Capital Markets in the Real Estate Equity Research Group from 2005 to 2008. Mr. Barry earned his Master of Business Administration from the Wharton School at the University of Pennsylvania and his Bachelor of Science degree in Business Administration from American University. He is also currently a member of Harvard Business School’s OPM 61 class. We believe Mr. Barry is qualified to serve as a member of the Board because of his significant investment and mergers and acquisitions experience.

Director Independence

Nasdaq listing standards require that a majority of our Board be independent. An “independent director” is defined generally as a person who, in the opinion of the company’s board of directors, has no material relationship with the listed company (either directly or as a partner, shareholder, stockholder or officer of an organization that has a relationship with the company). We have four “independent directors” as defined in Nasdaq listing standards and applicable SEC rules. The Board has determined that Fara Remtulla, Daniel Mudd, Thomas P.M. Barry and Alfredo Vara Alonso are “independent directors” as defined in Nasdaq listing standards and applicable SEC rules. Our independent directors have regularly scheduled meetings at which only independent directors are present.

Committees of the Board of Directors

Our Board has three standing committees: the audit, compensation, and nominating and corporate governance committees.

Each of our audit committee, compensation committee and nominating and corporate governance committee are composed solely of independent directors. Subject to phase-in rules, the rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the rules of Nasdaq require that the compensation committee and the nominating and corporate governance committee of a listed company be comprised solely of independent directors. Each committee operates under a charter that was approved by the Board and has the composition and responsibilities described below. The charter of each committee is available on our website.

Audit Committee

We have established an audit committee of the Board. Fara Remtulla, Daniel Mudd and Thomas P.M. Barry serve as the members and Mr. Mudd serves as chair of the audit committee. The members of our audit committee are “independent” under applicable Nasdaq listing standards and applicable SEC rules.

Each of Fara Remtulla, Daniel Mudd and Thomas P.M. Barry are financially literate and our Board has determined that Daniel Mudd qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.

We have adopted an audit committee charter, which details the purpose and principal functions of the audit committee, including:

•

assisting board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, and (4) the performance of our internal audit function and independent registered public accounting firm; the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm and any other independent registered public accounting firm engaged by us;

•

pre-approving all audit and non-audit services to be provided by the independent registered public accounting firm or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures; reviewing and discussing with the independent registered public accounting firm all relationships the registered public accounting firm has with us in order to evaluate their continued independence;

•

setting clear policies for audit partner rotation in compliance with applicable laws and regulations; obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (1) the independent auditor’s internal quality-control procedures and (2) any material issues raised by the most recent internal quality-control review, or peer review, of the independent registered public accounting firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•

meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including reviewing our specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•

reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

We have established a compensation committee of the Board. Fara Remtulla, Daniel Mudd and Thomas P.M. Barry serve as the members and Mr. Barry serves as chair of the compensation committee. The members of our compensation committee are “independent” under applicable Nasdaq listing standards and applicable SEC rules.

We have adopted a compensation committee charter, which details the principal purpose and responsibility of the compensation committee, including:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our chief executive officer’s compensation, evaluating our chief executive officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our chief executive officer’s based on such evaluation;

•

reviewing and making recommendations to our board of directors with respect to the compensation, and any incentive compensation and equity based plans that are subject to board approval of all of our other officers;

•	reviewing our executive compensation policies and plans

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•	producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser and is directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Nominating and Corporate Governance Committee

We have established a nominating and corporate governance committee of the Board. Fara Remtulla, Daniel Mudd and Thomas P.M. Barry serve as the members and Ms. Remtulla serves as chair of the nominating and corporate governance committee. The members of our nominating and corporate governance committee are “independent” under applicable Nasdaq listing standards and applicable SEC rules.

We have adopted a nominating and corporate governance committee charter, which details the purpose and responsibilities of the nominating and corporate governance committee, including:

•

identifying, screening and reviewing individuals qualified to serve as directors, consistent with criteria approved by the board, and recommending to the board of directors candidates for nomination for appointment at the annual general meeting or to fill vacancies on the board of directors;

•	developing and recommending to the board of directors and overseeing implementation of our corporate governance guidelines;

•	coordinating and overseeing the annual self-evaluation of the board of directors, its committees, individual directors and management in the governance of the company; and

•	reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The charter also provides that the nominating and corporate governance committee may, in its sole discretion, retain or obtain the advice of, and terminate, any search firm to be used to identify director candidates, and is directly responsible for approving the search firm’s fees and other retention terms.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the Board considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APX ACQUISITION CORP. I

Dated: May 2, 2024	By:	/s/ Kyle Bransfield
	Name:	Kyle Bransfield
	Title:	Chief Executive Officer